Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements of Elron Electronic Industries Ltd. on Form S-8 (File No. 333-111310) of our report dated March 7, 2006, on the consolidated financial statements of A.M.T. Advanced Metal Technologies Ltd. appearing in the Annual Report on Form 20-F of Elron Electronic Industries Ltd. for the year ended December 31, 2005.

/s/ Brightman Almagor & Co.
Certified Public Accountants
A member of Deloitte Touche Tohmatsu

Tel Aviv, Israel
June 25, 2006

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements of Elron Electronic Industries Ltd. on Form S-8 (File No. 333-111310) of our report dated February 17, 2005, on the consolidated financial statements of A.M.T. Advanced Metal Technologies Ltd. for the year ended December 31, 2004. appearing in the Annual Report on Form 20-F of Elron Electronic Industries Ltd. for the year ended December 31, 2005.

/s/ Brightman Almagor & Co.
Certified Public Accountants
A member of Deloitte Touche Tohmatsu

Tel Aviv, Israel
June 25, 2006